UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 15, 2016 (December 12, 2016)

NEW MEDIA INVESTMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001- 36097	38-3910250
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas
New York, NY 10105
 (Address of principal executive offices)

(212) 479-3160
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on November 17, 2016, New Media Investment Group Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, FIG LLC and Morgan Stanley & Co. LLC (the “Underwriter”), pursuant to which the Company agreed to sell 7,500,000 shares of the Company’s common stock, par value $0.01 per share, to the Underwriter. In connection with the offering, the Company granted the Underwriter a 30 day option to purchase up to an additional 1,125,000 shares of its common stock.

On December 12, 2016, the Underwriter notified the Company that it has elected to exercise its option to purchase the additional 1,125,000 shares in full (the “Option Shares”).  The offering of the Option Shares closed on December 15, 2016.

A copy of the legal opinion and consent of Cleary Gottlieb Steen & Hamilton LLP relating to the Option Shares is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Media Investment Group Inc.

Date: December 15, 2016	By:	/s/ Cameron D. MacDougall
Cameron D. MacDougall
Secretary

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).